December 8, 2025

To:
Ms. Claire Rotshten

Dear Claire,

Re: Appointment as Interim Principal Accounting Officer (“PAO”)

We are pleased to appoint and designate you as an interim Principal Accounting Officer (“PAO”) of Kaltura, Inc. (including its subsidiaries) (the “Company”) effective as of December 6, 2025 (“Effective Date”) and hereby ratify your appointment as of such date. This letter outlines the principal terms, duties, and responsibilities of your role. It serves as an addendum to your employment agreement and forms an integral part thereof.
1.    Position and Reporting
You will serve as the Company’s interim PAO and will report to the Chief Executive Officer (“CEO”), with regular reporting duties to the Board of Directors and its Audit Committee.
2.    Scope of Responsibilities
Your responsibilities shall include, without limitation:
2.1.    Overseeing the Company’s accounting policies, internal controls over financial reporting, global consolidation, tax reporting, and financial close processes.
2.2.    Ensuring compliance with U.S. GAAP and SEC reporting requirements, including preparation and review of Forms 10‑K, 10‑Q, and 8‑K (as applicable).
2.3.    Managing external auditors, SOX compliance, and internal audit processes.
2.4.    Collaborating with the Principal Financial Officer (“PFO”) to support budgeting, forecasting, and financial analysis.
2.5.    Supporting the Company’s risk‑management framework and presenting accounting matters to the Audit Committee.
2.6.    Any other responsibilities and authorizations as set forth under the applicable laws.
3.    Successor to CFO Duties
Along with the Principal Financial Officer, you will jointly assume and perform the duties typically assigned to the Chief Financial Officer (“CFO”), until such time as the Company appoints a permanent CFO or determines otherwise.
4.    Authority
You will have full authority to implement accounting policies, oversee the Company’s financial statements, and access financial systems and records necessary to perform your duties.
5.    Term
Your appointment is intended to be of a temporary nature until the appointment and designation of a permanent CFO for the Company. Your appointment shall become effective on the Effective Date and shall continue until modified or terminated by the Company pursuant to applicable agreements and policies.

6.    Acceptance
Please sign below to acknowledge your acceptance of this appointment.

Sincerely yours,

Sigal Srur
Chief Human Resources Officer

Accepted and agreed,

By:
Name:	Claire Rotshten
Date:	December 8, 2025

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